                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    HRM Holdings II LLC

Address of Joint Filer:                 c/o Gores Metropoulos II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to
Issuer:                                 10% Owner; Director

Issuer Name and Ticker or
Trading Symbol:                         Gores Metropoulos II, Inc. [GMII]

Date of Event Requiring Statement:
(Month/Day/Year):                       01/19/2021

Designated Filer:                       HRM Holdings II LLC

Name of Joint Filer:                    Dean Metropoulos

Address of Joint Filer:                 c/o Gores Metropoulos II, Inc.
                                        6260 Lookout Road
                                        Boulder, CO 80301

Relationship of Joint Filer to
Issuer:                                 10% Owner; Director

Issuer Name and Ticker or
Trading Symbol:                         Gores Metropoulos II, Inc. [GMII]

Date of Event Requiring Statement:
(Month/Day/Year):                       01/19/2021

Designated Filer:                       HRM Holdings II LLC